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                                                           EXHIBIT 2.4

             FIRST AMENDMENT TO ACQUISITION AGREEMENT


          THIS FIRST AMENDMENT TO ACQUISITION AGREEMENT ("Amendment") is made and entered into effective as of February 10, 1998 between CHASWIL UNITED CORP., an Ohio corporation with principal offices c/o United Liberty Life Insurance Company, Suite 400, 120 West Fifth Street, Cincinnati, Ohio 45202 ("CHASWIL") and CITIZENS FINANCIAL CORPORATION, a Kentucky corporation with principal offices at Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243 ("CITIZENS").

          The parties hereto are the parties to an Acquisition Agreement, dated as of December 12, 1997 (the "Acquisition Agreement," defined terms in which shall have the same meanings when used herein). The parties have agreed to amend SECTION 11.1 (F) of the Acquisition Agreement to extend the time limitation set forth therein.

          NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and agreements herein contained in the Acquisition Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. AMENDMENT. SECTION 11.1(f) of the Acquisition Agreement is amended to read in its entirety as follows:

        "(f) by Citizens, at any time not later than 5:00 PM, ET, March 2, 1998, if it determines that the Purchase Price is excessive in relation to its evaluation of the value of United, based upon Citizens' investigation pursuant to the provisions of this Agreement; or"

     2. ACQUISITION AGREEMENT OTHERWISE UNCHANGED AND IN EFFECT. Except as amended hereby, the Acquisition Agreement is unchanged; and as amended hereby, it remains in full force and effect.

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     IN  WITNESS  WHEREOF,  this  Amendment  has  been  duly  executed  and delivered by the duly authorized officers of Chaswil and Citizens, effective as of the date first written above.

                                         CHASWIL UNITED CORP.



                                         By_________________________________
                                          Name: ___________________________
                                          Title: __________________________


                                         CITIZENS FINANCIAL CORPORATION



                                         By_________________________________
                                          Lane A. Hersman
                                          Executive Vice President